   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1995
                                      REGISTRATION NOS. 33-      AND 33-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
           ROUSE CAPITAL                         THE ROUSE COMPANY
    (Exact name of registrant as     (Exact name of registrant as specified in
     specified in its charter)                     its charter)
                                                     MARYLAND
                                          (State or other jurisdiction of
              DELAWARE                    incorporation or organization)
  (State or other jurisdiction of                   52-0735512
   incorporation or organization)      (I.R.S. Employer Identification No.)
             52-1946034
  (I.R.S. Employer Identification
                No.)                       10275 LITTLE PATUXENT PARKWAY
                                           COLUMBIA, MARYLAND 21044-3456
       C/O THE ROUSE COMPANY                      (410) 992-6000
   10275 LITTLE PATUXENT PARKWAY         (Address, including zip code, and
   COLUMBIA, MARYLAND 21044-3456                 telephone number,
           (410) 992-6000              including area code, of registrant's
 (Address, including zip code, and         principal executive offices)
         telephone number,
      including area code, of
  registrant's principal executive
              offices)
                                ---------------

                              BRUCE I. ROTHSCHILD
                                VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456
                                (410) 992-6000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ---------------
                                  COPIES TO:
        TIMOTHY E. PETERSON                      JOSEPH C. SHENKER
  FRIED, FRANK, HARRIS, SHRIVER &               SULLIVAN & CROMWELL
              JACOBSON                            250 PARK AVENUE
         ONE NEW YORK PLAZA                  NEW YORK, NEW YORK 10177
      NEW YORK, NEW YORK 10004                    (212) 558-4000
           (212) 859-8000
                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 33-63279 and 33-63279-01
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                           PROPOSED     PROPOSED
                                           MAXIMUM       MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT     OFFERING PRICE  AGGREGATE   AMOUNT OF
    SECURITIES TO BE          TO BE          PER        OFFERING   REGISTRATION
       REGISTERED         REGISTERED(1) SECURITY(2)(3) PRICE(2)(3)     FEE
-------------------------------------------------------------------------------
Rouse Capital 9 1/4%
 Cumulative Quarterly        345,000        $25.00     $8,625,000     $2,975
 Income Preferred           Preferred
 Securities..............  Securities
-------------------------------------------------------------------------------
The Rouse Company
 Guarantee with respect
 to Rouse Capital 9 1/4%
 Cumulative Quarterly
 Income Preferred
 Securities (4)(5).......
-------------------------------------------------------------------------------
The Rouse Company 9 1/4%
 Junior Subordinated
 Debentures due 2025
 (6).....................
-------------------------------------------------------------------------------
Total....................    345,000
                            Preferred       $25.00     $8,625,000     $2,975
                           Securities

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Includes 45,000 Preferred Securities subject to the Underwriters' over-allotment option.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(a) and (n).
(3) Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for The Rouse Company Guarantee or Expense Agreement.
(5) This registration is deemed to include the rights of holders of the Preferred Securities under the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, together constituting the backup undertakings as described in the Registration Statement.
(6) The Junior Subordinated Debentures will be purchased by Rouse Capital with the proceeds of the sale of the Preferred Securities. No separate consideration will be received for the Junior Subordinated Debentures.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"), and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel, a consent of independent certified public accountants, a consent of independent real estate consultants and three statements of trustee eligibility on Form T-1. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File Nos. 33-63279 and 33-63279-01) of Rouse Capital and The Rouse Company, including the exhibits thereto, are incorporated by reference into this registration statement.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, The Rouse Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on the 22nd day of November, 1995.


                                          THE ROUSE COMPANY

                                                  /s/ Anthony W. Deering
                                          By: _________________________________
                                                    Anthony W. Deering
                                            President, Chief Executive Officer
                                                       and Director

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

       /s/ Anthony W. Deering          President, Chief          November 22,
-------------------------------------  Executive Officer             1995
         ANTHONY W. DEERING            and Director

Principal Financial Officer:

       /s/ Jeffrey H. Donahue          Senior Vice               November 22,
-------------------------------------  President and Chief           1995
         JEFFREY H. DONAHUE            Financial Officer

Principal Accounting Officer:

       /s/ George L. Yungmann          Senior Vice               November 22,
-------------------------------------  President and                 1995
         GEORGE L. YUNGMANN            Controller

                            THE BOARD OF DIRECTORS

David H. Benson, Jeremiah E. Casey, Anthony W. Deering, Rohit M. Desai, Mathias J. DeVito, Juanita T. James, Thomas J. McHugh, Hanne M. Merriman, Roger W. Schipke and Alexander F. Trowbridge.


       /s/ Jeffrey H. Donahue          As Attorney-in-Fact       November 22,
-------------------------------------  for the above-named           1995
         JEFFREY H. DONAHUE            members of the Board
                                       of Directors

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Rouse Capital certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the County of Howard, State of Maryland, on the 22nd day of November, 1995.

                                          ROUSE CAPITAL

                                          By: THE ROUSE COMPANY, as Depositor

                                                  /s/ Jeffrey H. Donahue
                                          By: _________________________________
                                                    Jeffrey H. Donahue
                                              Senior Vice President and Chief
                                                     Financial Officer

                                    EXHIBITS

 EXHIBIT
   NO.                                DESCRIPTION
 -------                              -----------
  5.1    Opinion of Richards, Layton & Finger re validity of Preferred
         Securities
 23.1    Consent of KPMG Peat Marwick LLP, independent auditors
 23.2    Consent of Landauer Associates, Inc., independent real estate consultants
 23.3    Consent of Richards, Layton & Finger (included in Exhibit 5.1 above)
 24.1    Powers of Attorney (filed as Exhibits 24.1 and 24.2 to the
         Registration Statement on Form S-3 of the Issuer and Rouse (File Nos.
         33-63279 and 33-63279-01))
 25.1    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Debenture Trustee
         under the Indenture
 25.2    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the
         Trust Agreement of the Issuer
 25.3    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Guarantee Trustee
         under the Guarantee